MY DOC

THE VILLAGES OF AINA LE'A

PURCHASE AND SALE CONTRACT

FOR UNDIVIDED LAND FRACTION & BENEFICIAL INTEREST

DATE: 04 MAR 2012

PARTIES

This Purchase and Sales Contract ("**Sales Contract**") is made by and between:

1. AINA LE'A, LLC, a Nevada limited liability company, whose principal place of business is 3231 La Mancha, Henderson, Nevada 89014 and whose Hawaii mailing address is c/o P. O. Box 383129, Waikoloa, Hawaii 96738 ("**Seller**"),

and

2. "**Buyer**"

Name: CHOONG HONG KIM

NRIC / Passport: 810924-14-6232

Address: 17B LORONG BUNGA MATAHARI 1B, TAMANA MAJU JAYA, FASA 3, CHERAS, 56100 KUALA LUMPUR, MALAYSIA

Contact Details: 016 2886332

(as named in **Section B** below)

All references in the Sales Contract to "Beneficiary" refers to "Buyer."

This Sales Contract shall be effective and binding as of the execution date hereof.

The Sales Contract shall only be executed by and monies accepted from persons that are not citizens of the United States of America

Buyer's Initials

A. DESCRIPTION OF THE PROPERTY COVERED BY THIS SALES CONTRACT.

Seller Sells Land:
Seller warrants that it has the capacity, legal and beneficial right to sell, dispose of, assign, convey and transfer the Property, Land, Undivided Land Fractions under this Sales Contract.

Buyer Buys Land:
By way of execution of this Sales Contract, Buyer is purchasing a **.02314% or 1/4,320 undivided fee interest ("Undivided Land Fraction")** in Lot D-1-B, TMK No. (3) 6-8-001:039 located in Waikoloa, South Kohala, Island, County and State of Hawaii, consisting of a total of approximately 61.37 acres, *together with and/or subject to* certain other easements and/or any other encumbrances recorded against the land (**"Land"** or **"Trust Property"**) described or reserved in the Warranty Deed (equivalent to title deed) to Buyer from Seller (**"Warranty Deed"**) to be recorded in the State of Hawaii Bureau of Conveyances (**"Bureau"**). Buyer's Undivided Land Fraction and Beneficial Interest (defined below) shall be identified by the single Undivided Land Fraction No. noted above. Concurrent with the execution and recordation of the Warranty Deed, Buyer agrees to execute and record a Warranty Deed conveying its Undivided Land Fraction in the Land to the Trustee of the Aina Le'a Land Trust No. 1 (**"Trust Deed"**).

Buyer Gets Beneficial Interest In Land:
Upon transfer of the Undivided Land Fraction into the development trust by way of recordation in the Bureau of the Trust Deed, Buyer will automatically receive a **.02314% or 1/4,320 undivided beneficial interest in the Aina Le'a Land Trust No. 1** (the **"Beneficial Interest"**) pursuant to the terms of that certain Aina Le'a Land Trust No.1 Agreement (**"Trust Agreement"**) dated ____________________, which identifies the Aina Le'a Land Trust No. 1 (**"Trust"**), describes the property held under Trust, identifies the Trustee, names the holder of the power of direction and delineates the rights, powers and authorities of the Trustee, the Holder of the Power of Direction and the Beneficiaries, as sole Beneficiaries of the Trust. The Beneficial Interest is personal property. The "holder of the power of direction" shall mean those holders named in the Trust Agreement that have the power to direct the Trustee and require the Trustee to perform any of its Trustee's duties and powers. As such, Buyer understands and acknowledges that the Trustee of the Trust (**"Trustee"**) will hold by way of assignment from the Beneficiaries the legal and equitable title to the property in the Trust, including, without limitation, all or any portion of the Land, and any developments and/or improvements located thereon described in Section F.1 herein, and any rights appurtenant thereto. The Beneficial Interest is and will be held subject to the Revocable Trust Documents, as applicable, as described and set forth herein. The Undivided Land Fraction shall be conveyed to Buyer free and clear of any monetary liens.

References to the Beneficial Interest being personal property in the Sales Contract shall also have reference to the Hawaii Revised Statutes, Chapter 558, as amended (Land Trusts – Beneficiary Controlled), as authority.

Revocable Land Trusts Instruments:
To all intents and purposes the Trust created herein shall be REVOCABLE by the Beneficiaries at their option, subject that such REVOCATION shall not affect the Joint Venture Development Plans for the Property, Land and Undivided Land Fractions. All the Trust documents under:

APPENDIX A – AINA LEA LAND TRUST NO.1
APPENDIX B – AINA LEA LAND TRUST NO.1 – BENEFICIARY AGREEMENT
APPENDIX C – AINA LEA LAND TRUST NO.1 – ASSIGNMENT OF BENEFICIAL INTEREST
APPENDIX D – LIMITED POWER OF ATTORNEY

Buyer's Initials ____

are made for the purpose of facilitating the Joint Development, building, construction and for better management and control, and for sub division, parceling of the Land into Trust, Multiple Trust, to give effect to the sale of the Property upon completion of the townhouse lot/s.

Should the Buyer purchase more than one Land Fraction than the aggregate number of Land Fractions shall translate into the Actual Land Area as purchased.

Buyer's Rights to Land and Property:
The interest of each Beneficiary under the Trust Agreement and of all persons claiming under them shall be only in the possession, earnings, avails (profits) and proceeds arising from the sale, mortgage or other disposition of the Trust Property (described in **Section F.2**), as the same may be limited by the terms of the Trust Documents, and such interest is personal property, and each Beneficiary shall not have any title or interest, legal or equitable, in or to the property held in Trust. The Beneficiaries will not be agents of Trustee for any purpose, and will not have any authority to contract for or to execute leases with respect to the property held in the Trust. Further, only for the purpose of benefitting the common interest of all Beneficiaries, the Beneficiaries will not singularly or individually have the power and authority to do any act, for or in the name of Trustee, nor to obligate Trustee personally, or as Trustee.

It is currently contemplated that four hundred thirty-two (432) townhouse units and seventy-two (72) luxury single family homes will be developed on the Land after all of the Land has been conveyed into the **Revocable Trust** for the benefit and under the control of the Beneficiaries jointly. Eventually, the portion of the Land that the luxury homes will be built on may be subdivided and conveyed out of the Trust and may not be a part of the definition of "Land" or "Trust Property" as soon as subdivision approval for that portion has been obtained. This development plan may change, depending on, among other things, market conditions.

Remaining Beneficial Interest to be held by Holder of Power of Direction
The Holder of the Power of Direction will hold remaining Beneficial Interests not conveyed at any point in time and intends to assign such Beneficial Interests to Buyers until such time that all of the Beneficial Interests in the Trust have been assigned.

B. INFORMATION CONCERNING PURCHASER (Include all persons in whom title is to be vested).

1. Individual Buyer(s)

Full name:

CHOONG HONG KIM

(✓) Single ( ) Married ( ) Trustee-indicate full legal name of trust

Address: 17B LORONG BUNGA MATAHARI 1B, TAMANA MAJU JAYA, FASA 3, CHERAS, 56100 KUALA LUMPUR, MALAYSIA

Office Tel : NIL Home Tel.: NIL Cell Tel.: 016 2886332

Fax No.: NIL E-mail : zsrmcwq@gmail.com

Country of Origin: MALAYSIA

Buyer's Initials ________

The following has been provided to Seller:

- ☐ Driver's License
- ☐ Passport
- ☒ Resident Alien Card

Full name:

N/A

( ) Single ( ) Married ( ) Trustee-indicate full legal name of trust

Address: —

—

Office Tel.: — Home Tel: — Cell Tel.: —

Fax No.: — E-mail: —

Country of Origin: —

The following has been provided to Seller:

- ☐ Driver's License
- ☐ Passport
- ☒ Resident Alien Card

2. Entity Buyer

Full legal name and type of entity (i.e., Corporation, Partnership, Limited Partnership, Limited Liability Company or Limited Liability Partnership)

N/A

Business Address: —

—

Office Tel.: — Home Tel: — Cell Tel.: —

Email: — Tax ID No. —

Representative authorized to sign on behalf of entity; title or position: —

—

Country of Origin: —

Buyer's Initials [initials]

The following has been provided to Seller:

(i) If Buyer is a corporation, a resolution of the board of directors of such corporation authorizing the purchase hereunder and declaring which officer(s) is (are) authorized to execute this Sales Contract and all documents in connection herewith;

(ii) If Buyer is a Trustee, a copy of the Trust instrument or short form thereof, with an appropriate recitation as to the authority of the trustee.

3. Nature of Vesting of Title. The information appearing in **Section B** hereof and any vesting information provided to Title Guaranty Escrow Services, Inc., a Hawaii corporation (**"Escrow"**) by Buyer will be used for preparing the Warranty Deed and the Trust Deed. Buyer affirms that the information is correct and complete and agrees to

4. Inform the Seller immediately if any of those details are changed. The tenancy for the Warranty Deed and the Trust Deed shall be as follows:

(✓) Severalty
( ) Tenants in Common
( ) Joint Tenants
( ) Tenants by the Entirety

In the event that Buyer fails to designate the type of tenancy for the vesting of title above, Buyers who are sole owners will take title as tenants in severalty; multiple purchasers other than married couples will take title as tenants in common; and married couple purchasers will take title as tenants by the entirety. If Buyer consists of more than one married couple, or a couple and an individual, corporation or partnership, the couple (or each married couple if there are more than one) will take title as tenants by the entirety as to each other, and the couple (or each couple if there are more than one) will be a tenant in common with every other couple, individual, corporation or partnership. Whenever a couple, individual, corporation or partnership takes title with another couple, individual, corporation or partnership as tenants in common, each tenant in common will take an equal interest, unless Buyer specifies otherwise upon execution of this Sales & Purchase Contract.

C. **TOTAL PURCHASE PRICE;**

(a) The Total Purchase Price delivered herewith for Undivided Land Fraction No. (.02314% or 1/4,320 or 400 sq ft undivided interest in the Land) is = USD$9,600;

(b) Amount of Undivided Land Fraction No(s) purchased: 2 (Includes Nos. #61-335-01/ #61-335-02)

(c) Total Purchase Price ((a) multiplied by (b)) = USD$19,200.00

The Total Purchase Price shall be paid upon execution of this Sales Contract.

Payment under the terms hereof constitutes escrow instructions to

TITLE GUARANTY ESCROW SERVICES, INC., a Hawaii corporation, whose principal place of business and post office address is 235 Queen Street, Honolulu, Hawaii 96813.

Buyer's Initials

NOTE
***The official recording office in the State of Hawaii is the State of Hawaii Bureau of Conveyances.**
***That the Seller will have title insurance as the Owner of the Land; however, the Buyer will not be receiving title insurance on its undivided interest, unless independently procured and paid for by the Buyer.**

TITLE GUARANTY ESCROW SERVICES, INC. to hold as stakeholders the full amount of the Total Purchase Price collected hereunder and to be released only upon the proper recordation of the Warranty Deed at the State of Hawaii Bureau of Conveyances.

The Title Insurance serves to ensure that upon Closing, Title will be properly recorded in the name of the Beneficiary free and clear from all encumbrances and such costs borne by the Seller.

The Seller has also procured Title Insurance to ensure proper record of its Title (Warranty Deed) to ensure good and complete root Title and that the Seller has capacity to sell.

For good and valuable consideration, including the Total Purchase Price paid upon execution of this Sales Contract by the Buyer, Seller agrees to sell and Buyer agrees to purchase 1) the Undivided Land Fraction, 2) the Beneficial Interest and Buyer agrees to be subject to the Trust Agreement and Beneficiary Agreement, and 3) Buyer agrees to concurrently convey the Undivided Land Fraction into the Trust by way of the Trust Deed.

Buyer's funds shall be "refundable" – in accordance with the below and page 19.

This is a "Revocable" transaction. For purposes of this Sales Contract, "Revocable" means one of the following at the option of the Buyer:

a. Upon written notice to the Holder of the Power of Direction, the Holder of the Power of Direction will accept an assignment of Beneficial Interest from the Buyer and then return to the Buyer the Total Purchase Price under the Sales Contract per Beneficial Interest at the end of the thirty (30) month period described in Section 1 of the Joint Development Agreement/ Lease;

b. Upon written notice to the Holder of the Power of Direction, Buyer will receive back a quit claim deed from the Trustee of Buyer's Undivided Land Fraction for the consideration of the Total Purchase Price; provided that the Buyer must immediately transfer such Undivided Land Fraction by way of execution and recordation of Warranty Deed to a party designated by the Seller. Under this option, Buyer must pay all costs associated with such transfer, including, without limitation, property and/or conveyance taxes, recordation fees, escrow fees, preparation of the deeds, other customary proration and state and county taxes and must provide an indemnification (in substantially similar terms to Section 6 on page 16 herein) to the Seller's designated grantee that no intervening liens, judgments and/or filings against the Buyer has attached to the Undivided Land Fraction being conveyed.

D. INFORMATION CONCERNING THE TRUST PROPERTY UNDER LAND AND PROPERTY LAWS OF HAWAII FOR VESTING TITLE; DEVELOPMENT AND USE OF THE LAND. – APPENDIX A,B & C

1. <u>Beneficial Interest to Buyer</u>. Upon recordation of the Trust Deed, the Trust Agreement, which shall be provided herewith, sets forth that the Buyer shall receive the Beneficial Interest. As previously described, the Beneficial Interest is personal property, pursuant to Hawaii Revised Statutes, Chapter 558, as amended, and is described as such in the Trust Agreement.

Buyer's Initials

2. Replacement of Beneficial Interest. The Beneficial Interest will eventually be exchanged for a New Beneficial Interest (defined below) in a New Land Trust. Buyer is hereby requesting that the lot that comprises the Trust Property in the New Land Trust be the lot identified in the first portion of their Undivided Land Fraction No., which is depicted on the map appended hereto as **Exhibit "A."** Seller, however, has the reserved right to assign to Buyer a New Beneficial Interest in any New Land Trust it selects for Buyer without the prior consent of the Buyer.

3. Description of Trust Property Under Land Laws of State of Hawaii. The entire Land will eventually be conveyed to the Trustee, into the Trust, by the Seller, whereby the Trustee assumes the obligations of the Buyer hereunder and be bound pursuant to this Contract and all other accompanying Agreements thereto. At any moment in time, that portion of the Land conveyed into Trust shall be defined as the "Trust Property." Buyer acknowledges and agrees that as Buyers convey their undivided interest into the Trust, the Trust Property will become larger, the eventual goal being to convey all of the Land into Trust, subject to the subdivision of the 72 single family homes portion (described in **Section A.** above) and conveyance of that portion out of Trust. The subdivision and development plan for the Land is briefly described in **Section F.**

4. For the sake of good record that the individual Buyers will convey their Undivided Land Fraction into Trust through the recordation of a Deed into Trust, which shall occur immediately after recordation of the Warranty Deed. The Seller may convey the remaining Undivided Interests in the Land into Trust at any time.

E. CAPITAL ASIA GROUP PTE LTD AS MARKETING AND SALES AGENT; CAPITAL ASIA GROUP MANAGEMENT PTE LTD AS ATTORNEY-IN-FACT.

The Buyer shall be represented by a marketing and sales agent, Capital Asia Group Pte Ltd. of 600 North Bridge Road, Parkview Square #09- 08, Parkview 2, Singapore 188778 (**"Capital Asia"**) in the sale and purchase of the Undivided Land Fraction and the Beneficial Interest. Seller shall not be obligated to enter into any Sales Contract with any person or entity that is not represented by Capital Asia. Service of process on Capital Asia for and on behalf of Buyer, shall be considered valid and enforceable service of process. All notices and communications to Buyer will be sent by Seller to Capital Asia for Buyer's review and execution. Delivery to Capital Asia Group Management Pte Ltd, for and on behalf of Buyer, shall be deemed delivery to Buyer for all purposes. Buyer acknowledges and confirms that all payments, communications and execution shall be handled by Capital Asia for and on behalf of Buyer, as Buyer's agent, and that Seller shall not directly negotiate with or communicate with Buyer without the prior consent of Capital Asia Group Management Pte Ltd.

Each Buyer agrees to execute a *Limited Power of Attorney* delivered and executed concurrently herewith appointing Capital Asia Group Management Pte Ltd. (**"CAGM"**) as Attorney-In-Fact to execute and deliver necessary documents pertaining to the Undivided Land Fraction and the Beneficial Interest and to make decisions on his/her behalf as Beneficiary, as the same may pertain to all Trust matters. A copy of the executed *Limited Power of Attorney* shall be delivered to Seller and to the Trustee concurrently with this executed Agreement.

E1. SPECIAL POWER OF ATTORNEY (REALTY)

Concurrent with execution of this Sales Contract, Buyer agrees to execute and deliver a Special Power of Attorney (Realty) to appoint John Bansemer of Bansemer Construction Inc., dba Aina Le'a Realty, as Buyer's Attorney-in-Fact to sign and record the Deed into Trust.

Buyer's Initials

F. ADDITIONAL DISCLOSURES

1. Title to Land

The Seller warrants that it is not in violation of any laws, ordinances, rules, order, regulations, codes applicable to Property and has complied with all provisions as issued by such government authorities in respect of the Land and the Seller has made known to the respective authorities, including the Land Use Commission, Hawaii, that it will be assigning such part or all of the Land under Lot D-1-B to the Buyers or such Buyers as may purchase the Undivided Fractional Land.

2. Development Plan for the Land. Seller has obtained final subdivision approval for Lot D-1-B. Seller currently intends to further subdivide the Land into (i) twenty-seven (27) separate subdivided lots for affordable housing development purposes, and to contract with a third-party developer or developers for the development of an "affordable housing" residential multifamily condominium town home project as to twenty-seven (27) of those lots, meeting State and County of Hawaii affordable housing requirements (**"Condo Town Home Project"**) and (ii) another seventy-two (72) lots that will be developed separately. The 72-lot portion of the Land constitutes approximately twenty-one (21) acres, and the 27-lot portion of the Land constitutes approximately forty (40) acres. The 72-lot portion will eventually be subdivided out and conveyed out of Trust. The twenty-seven (27) separate subdivided lots shall remain in Trust until development is complete and shall be known as "Lot 41-001-01", "Lot 42"....through "Lot 67-432-10", as further described in the Trust Agreement.

The Seller then intends to pursue the development of the Condo Town Home Project in phases, for a total of twenty-seven (27) phases in the entire Condo Town Home Project. It is intended that each lot, comprising one of the twenty-seven (27) separate subdivided lots, will be the site of a phase. It is contemplated that each phase will consist of a building comprised of sixteen (16) condominium town homes (**"Condo Town Homes"**), for a total of an estimated four hundred thirty two (432) Condo Town Homes (16 Condo Town Homes per phase) in the Condo Town Home Project. It is anticipated that each phase will be completed at different times and that each unit therein will be sold to qualified individual Condo Town Home purchasers and closed at different times in accordance with the construction and closing schedules set by developer(s). The Seller anticipates completion of the entire Condo Town Home Project within thirty (30) months from the date of recordation of the Warranty Deed in said Bureau (**"Estimated Date of Completion"**).

The "Estimated Date of Completion" shall be different for each phase. The buildings in each of the twenty seven (27) phases will be completed within thirty (30) months after the date of recordation of the first Warranty Deed in each phase. As such, the Estimated Date of Completion for each phase may be different.

Seller intends to appoint a Developer or Builder to construct and build, and the Buyer or through its Trustees wishes to enter into a **Joint Development Agreement and Lease** or development leases for the Land (**"Development Leases(s)"**) to a third party Developer, or to multiple developers appointed by Seller, for the period of time necessary to complete the Condo Town Home Project or portions thereof. Unless otherwise determined by the Trustee, as directed by the Holder of the Power of Direction, any net proceeds derived from any Development Lease will, subject to the limitations set forth in the Beneficiary Agreement, be distributed pro-rata to Beneficiaries in proportion to their respective undivided percentage beneficial interest in the particular land trust, for which the Trustee has entered into a Development Lease. The Development Lease will contain a lump sum lease payment of USD $500.00 per Each Undivided Land Fractions for the 30 months period from date of this contract, per Beneficial Interest, which shall be deducted from any proceeds due to the Beneficiary, as set forth in the Trust Agreement. The Development Lease(s) for each phase

Buyer's Initials ____

or the Development Lease for the entire Condo Town Home Project shall be effective for the anticipated duration of the build-out of the phase or, the Condo Town Home Project.

The net proceeds derived from the Development Lease will be distributed to Beneficiaries in accordance with the Beneficiary Agreement, executed between Beneficiaries of the Trust, which details, among other things, the relationships among Beneficiaries, operation of Trust Property, tax responsibilities, assignment of the Beneficial Interest, capital obligations and other matters, and the Development Lease. Buyer shall receive such proceeds upon termination of the New Land Trust to which such Beneficiaries are a Beneficiary. As such, Buyer acknowledges and agrees that not all Beneficiaries will receive disbursements at the same time because each New Land Trust will be terminating at different times based on the development and closing schedules of each phase. Buyer will receive its Net Proceeds upon the earlier of (i) the Estimated Date of Completion or (ii) the date that sales of all of the Condo Town Homes in the phase to which Buyer has been assigned have closed.

THIS IS A SUMMARY OF THE PROPOSED DEVELOPMENT PLAN. THE PLAN IS SUBJECT TO CHANGE BASED ON CHANGING MARKETING CONDITIONS AND/OR REQUIREMENTS, OR LIMITATIONS THAT MAY BE IMPOSED BY GOVERNMENT ENTITIES OR OTHER RELEVANT AUTHORITIES.

SHOULD THE DEVELOPER, BUILDER, THIRD PARTY SELLER FOR ANY REASONS IS UNABLE TO PROCEED WITH THE DEVELOPMENT, BUILDING OF THE PROJECT FOR ANY REASONS WHATSOEVER, INCLUDING ANY DELAYS, PROTRACTED PROGRESS, LATE COMPLETION, EXCEEDING THE 30 MONTHS PERIOD, THE ESTIMATED COMPLETION DATE AND IF FOR ANY REASONS, THERE IS A THREAT OF WINDING UP OR JUDICIAL MANAGEMENT OF THE SELLER, THEN, THE BUYER, BENEFICIARIES, ITS TRUSTEES, SHALL HAVE THE FULL DISCRETION TO TAKE SUCH STEPS AS TO PROTECT THEIR INTERESTS IN ANY WAY AND NOT LIMITED TO TAKING ANY ACTION TO REPLACE THE DEVELOPER, THE BUILDER, TO TAKE OVER THE CONDUCT AND MANAGEMENT OF THE PROJECT.

SHOULD THERE BE A DELAY IN THE COMPLETION OF THE PROJECT BEYOND THE 30 MONTHS PERIOD, THEN THE SELLER, THE BUILDER, THE DEVELOPER OR ALL OF THEM SHALL BE JOINTLY AND SEVERALLY LIABLE TO THE BUYER, THE BENEFICIARIES, ITS TRUSTEES, FOR LATE COMPLETON INTEREST AT 12% PER ANNUM FOR THE LENGTH OF DELAY UNTIL ACTUAL COMPLETION OR PAYMENT TO BENEFICIARY.

"LATE COMPLETION INTEREST" SHALL BE DEFINED AS THE TWELVE PERCENT (12%) PER ANNUM OF THE TOTAL PURCHASE PRICE (OR THE MAXIMUM PERMITTED BY HAWAII LAW, IF LESS) PAID TO THE BUYER FOR THE LENGTH OF DELAY UNTIL ALL OF THE CONDO TOWN HOMES IN THE PHASE OF THE CONDO TOWN HOME PROJECT THAT BUYER HAS A BENEFICIAL INTEREST IN HAVE BEEN CONVEYED TO THIRD-PARTY PURCHASERS OR PAYMENT TO THE BUYER OF THE PROCEEDS AS DESCRIBED IN THE TRUST DOCUMENTS, WHICHEVER IS FIRST TO OCCUR.

Buyer's Initials

3. Sub Division of Land - Division of Trust; Exchange of Beneficial Interests. Upon subdivision of the Land into the twenty seven (27) separate subdivided lots (i.e., "Lot 41-001-01," "Lot 42" . . . "Lot 67-432-10"), as described in **Section F.2.** above, Separate Land Trusts will be created for each of the twenty-seven (27) subdivided lots (collectively, **"Multiple Trusts"**), and it is contemplated that the Trustee will be directed to convey each of the twenty-seven (27) separate lots into one of the separate Multiple Trusts, One Lot per Trust.

Each of the twenty-seven (27) phases may be developed and filed as twenty-seven (27) separate condominium projects, which may eventually be merged into one condominium project.

Legal and Equitable Title to Each Sub Divided Lots:

Under the Trust Agreement, each Beneficiary under the Aina Le'a Land Trust No. 1 will be assigned to become the owner of a Beneficial Interest under one of the Multiple Trusts, as set forth in the Trust Agreement, through an automatic exchange of the Buyer's Beneficial Interest for a New Beneficial Interest (**"New Beneficial Interest"**) in an assigned Land Trust (**"New Land Trust"**). Note that the New Beneficial Interest will replace and be different than the Buyer's Beneficial Interest. The New Beneficial Interest will, however, reflect the same proportionate share of the Beneficial Interest in the Trust. For instance, Buyer will initially receive an undivided .02314% or 1/4,320 Beneficial Interest in Trust and, upon the creation of the Multiple Trusts described herein, will exchange such Beneficial Interest for a .625% or 1/160 interest in the New Land Trust (holding legal and equitable title to one of the subdivided lots). As set forth in the Land Trust Agreement, Buyer agrees to the exchange of Buyer's Beneficial Interest in the Trust for the New Beneficial Interest in the New Land Trust. This exchange may be accomplished by Seller and the Trustee without the necessity of obtaining any further contract or agreement by Buyer provided that Buyer receive in the exchange a New Beneficial Interest.

Exhibit A – Location of Property:

The first portion of the Undivided Land Fraction No. noted above identifies the lot and the new trust in which the Buyer will receive its New Beneficial Interest. See attached **Exhibit "A"** for location of Undivided Land Fraction Nos., which shall be the identifying number for the Lot and the Multiple Trusts. For example, "Trust No. 41-001-01", will have as its trust property "Lot 41-001-01," and for development and marketing purposes, shall be known as "Phase 41." The second portion of the Undivided Land Fraction No. identifies the holder of the New Beneficial Interest. There will be approximately one hundred and sixty (160) beneficiaries per New Land Trust and each beneficiary shall be identified with a number from 1 through 160.

Conveyance of 27 Separate Sub Divided Lots

Although each New Land Trust shall operate and be managed as its own, separate independent Trust, the terms and conditions of the Trust Agreement and the Beneficiary Agreement shall continue to apply to each New Land Trust and will continue to bind all Beneficiaries hereunder. Accordingly, the Trust Documents, including the Trust Agreement and Beneficiary Agreement shall remain in full force and effect after completion of the exchange of the Beneficial Interest for the New Beneficial Interest. The Holder of the Power of Direction identified in the Trust Agreement and the Trustee shall continue to be the Holder of the Power of Direction and the Trustee, respectively, for each of the New Land Trusts. As such, Buyer acknowledges and agrees that the New Beneficial Interest shall be subject to the same terms and conditions as the Beneficial Interest and shall be held in accordance with the Trust Agreement and Beneficiary Agreement, as further set forth in the Beneficiary Agreement and/or Trust Agreement. Buyer further agrees that upon the subdivision described

Buyer's Initials ________

herein and through execution of the Trust Agreement, the division of the Trust and creation of the New Land Trusts and the conveyance of the trust property for each New Land Trust in accordance herewith, shall be instantaneous and automatic and that, other than the conveyance of the separate subdivided lots into one of the Multiple Trusts or as may be required by applicable law, no additional transfer documentation or agreement other than any exchange agreement that Seller and/or Trustees may require, is necessary to create the Multiple Land Trusts or their respective trust properties, or to effectuate the exchange of the Beneficial Interest for the New Beneficial Interest; provided that the only requirement shall be the final subdivision of the Land into twenty-seven (27) separate subdivided lots. Buyer shall not receive disbursements in connection with the division of the Trust into the Multiple Trusts.

As the improvements on the Undivided Land Fractions/ Trust Property in each Sub Divided Land Lots/New Land Trust are completed and all of the Fractional Land therein that are a part of the Condo Town Home Project are closed in accordance and as provided with the Trust Agreement and under the Joint Development Agreement/Lease, it is contemplated that, upon direction by Seller and the Holder of the Power of Direction each New Land Trust shall terminate. Upon such termination, Beneficiaries of each such New Land Trust and the Co-Owner Buyer of Each Undivided Land Fraction, as agreed under the Joint Development Agreement, shall then receive a division of joint development profits in accordance with the Beneficiary Agreement.

Buyer's Initials ____

MY DOC.

SIGN BELOW, BUT NOTE THE IMPORTANT DISCLOSURES AND MISCELLANEOUS PROVISIONS THAT FOLLOW, WHICH SHALL BE CONSIDERED A PART OF THE SALES CONTRACT.

BUYER:

<= Please Sign

Buyer's Name - CHOONG HONG KIM

2 MAR 2012

Date signed by Buyer: ____________

Witness: ____________ <= Please Sign

LIM JIN JUN

(Print Name)

Buyer's Initials

SELLER:

AINA LE'A, LLC,
a Nevada limited liability company

By RELCO CORP., a Nevada corporation
Its Manager

By______________

Robert J. Wessels
Its: President

Date signed by Seller: 28/4/12

CAGM acknowledges and confirms this Agreement, and agrees to meet its obligations set forth herein:

CAPITAL ASIA GROUP MANAGEMENT PTE LTD., a Singapore corporation

By______________

Name: Winston Yau

Its: Managing Director

Date signed by CAGM: 02 MAR 2012

Buyer's Initials ______

IMPORTANT DISCLOSURES AND MISCELLANEOUS PROVISIONS

1. The purchase and sale transaction described in this Sales Contract is to be administered by Escrow and is made with reference to the following facts:

BUYER IS AWARE THAT BY EXECUTION OF THIS SALES CONTRACT, BUYER IS PURCHASING AN UNDIVIDED LAND FRACTION IN LAND (WHICH WILL BE CONCURRENTLY CONVEYED TO THE TRUSTEE OF AINA LE'A LAND TRUST NO. 1) AND A BENEFICIAL INTEREST IN THE AINA LE'A LAND TRUST NO. 1. SUCH BENEFICIAL INTEREST IS PERSONAL PROPERTY. THE TRUSTEE NAMED HEREIN WILL CONTINUE TO HOLD LEGAL AND EQUITABLE TITLE TO THE PROPERTY HELD IN THE AINA LE'A LAND TRUST NO. 1.

BUYER FURTHER ACKNOWLEDGES THAT CAPITAL ASIA GROUP MANAGEMENT PTE LTD. ("CAGM") IS THE HOLDER OF THE POWER OF DIRECTION UNDER AINA LE'A LAND TRUST NO. 1. THE BUYER HEREBY APPOINTS AND APPROVES THE HOLDER OF THE POWER OF DIRECTION NAMED IN THE TRUST DOCUMENTS WHICH HAS THE AUTHORITY TO DIRECT THE TRUSTEE TO DEAL WITH THE PROPERTY AND IN THE LAND TRUST, AND THAT NO PURCHASER HAS THE RIGHT OR ABILITY TO DIRECT THE TRUSTEE OTHERWISE. THE RIGHTS AND OBLIGATIONS OF THE BUYER, AS A BENEFICIARY UNDER THE LAND TRUST, ARE SET FORTH IN THIS SALES CONTRACT AND IN THE TRUST DOCUMENTS IDENTIFIED BELOW.
THE FOLLOWING DOCUMENTS THAT ARE REFERRED TO IN THIS SALES CONTRACT AND THIS IMPORTANT DISCLOSURES AND MISCELLANEOUS PROVISIONS SECTION FORM AN ESSENTIAL PART OF THIS SALES CONTRACT. BUYER ACKNOWLEDGES THAT BUYER HAS RECEIVED AND HAS HAD A FULL AND COMPLETE OPPORTUNITY TO READ, REVIEW AND EXAMINE EACH OF THE FOLLOWING DOCUMENTS. THESE DOCUMENTS SHALL COLLECTIVELY BE KNOWN AS THE **"TRUST DOCUMENTS: (APPENDIX A, B & C)"**

To define the Trust Documents as including the following:

1. Aina Le'a Land Trust Frequently Asked Questions & Disclosure to Buyers
2. Beneficiary Agreement
3. Trust Agreement
4. Form of Assignment of Beneficial Interest
5. Form of Assignment of Beneficial Interest (Holder of the Power of Director to Buyer)
6. Warranty Deed (Seller to Buyer)
7. Deed into Trust (Buyer to Trustee)
8. Subdivision Escrow Agreement
9. Preliminary Title Report
10. Limited Power of Attorney (CAGM)
11. Special Power of Attorney (John Bansemer)
12. Public Offering Statement for the Subdivision
13. Declaration of Covenants, Conditions and Restrictions
14. Joint Development Agreement/Lease of Undivided Fractional Land & Assignment
15. Purchase and Sales Contract for Undivided Land Fraction & Beneficial Interest

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MY DOC

2. Use: Occupancy. As the Buyer intends to enter into Joint Development Agreement with the Developer and Builder, the Buyer shall then have no right to access, occupy and use the Land.

3. Payment of Total Purchase Price; Not Collateral; No Refund. Buyer agrees to pay the Total Purchase Price and all other amounts due hereunder, in immediately available funds denominated in United States Dollars, in the amounts set forth in **Section C.** above upon execution of this Sales Contract. The payment shall be handled through Capital Asia Group Pte Ltd and made to Escrow. Subsequent payments required under this Sales Contract, if any, shall be made in the same manner. Buyer will not be permitted to submit the Beneficial Interest or New Beneficial Interest or any interest in the New Land Trust or any portion thereof at anytime to any lender as collateral to secure the purchase of the Beneficial Interest or New Beneficial Interest or for any other purpose.
Buyer will not be allowed a refund of any monies seven (7) days after signing this Sales Contract.

4. Closing Costs. Seller will pay all Closing Costs associated with this Sale Contract and accompanying documents, including, without limitation, to the extent applicable, the following: the escrow fee, cost of a preliminary title report, cost of preparation of the deeds, cost of establishing separate escrow account(s), tax proration and other customary proration, all State and County of Hawaii general excise tax, all acknowledgment fees, conveyance and transfer taxes of all types and the cost of drafting any revisions or addenda to this Sales Contract or any of the Trust Documents and cost of Trustee (collectively, **"Closing Costs"**).

The Buyer agrees to be personally liable for the filing of his/her income tax returns and the payment of any income taxes required under the laws of the State of Hawaii and the United States of America in connection with the purchase herein and agrees to allow any withholding tax to be retained and paid and any taxes to be paid in relation to the disposition of the Land and Undivided Land Fraction

The Total Purchase Price that is the Buyer's responsibility is due and payable in full upon execution of this Sales Contract. Any changes to the Trust Documents caused solely by Buyer (i.e., change in name or address, Buyer's mistakes, etc.) shall be paid for by Buyer, including any costs associated with recordation of the changes.

5. Escrow Agreement; Use of Funds Prior to Closing. Seller has entered into an Escrow Agreement with Escrow, covering the deposit with Escrow of all funds paid by Buyer under this Sales Contract and the disbursement of such funds by Escrow (**"Escrow Agent"**).

All payments to be made by Buyer hereunder shall be made to DZ Bank International S.A., as Buyer's agent, pursuant to the Limited Power of Attorney. No payments by Buyer shall be made directly to Seller or Seller's agents. Buyer hereby authorizes CAGM, as Buyer's agent, and, by signing this Agreement, CAGM hereby agrees (a) to deposit all payments received from Buyer into DZ Bank International S.A., a Singapore bank, solely for conversion to U.S. dollars, and (b) to direct and require that such converted funds be immediately deposited with Escrow Agent pursuant to the Escrow Agreement. Escrow Agent will hold any funds deposited with Escrow and will only disburse such funds to Seller after the Final Order of Registration covering the Land has been issued, and the Warranty Deed has been recorded in said Bureau. By executing the Sales Contract, Buyer acknowledges that Buyer has examined, approved and agreed to the terms of the Escrow Agreement. Buyer agrees to the use of Buyer's Total Purchase Price for such purposes in accordance with the Escrow Agreement, and directs Escrow Agent to disburse such funds to Seller in accordance with the Escrow Agreement and Hawaii Revised Statutes, Chapter 484, as amended, and any rules and regulations thereunder. Seller has no obligation to pay interest to Buyer on any funds used by Seller for those purposes permitted by law. As between the parties, Seller and Buyer agree

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that if there is any conflict between the terms of this Sales Contract and the provisions of any additional escrow instructions required by Escrow Agent, the terms of this Sales Contract shall control. Escrow shall promptly notify Buyer and Seller of the date the escrow account is opened for Buyer's purchase of Undivided Land Fraction(s).

The funds will be converted to U.S. dollars and deposited with Escrow pursuant to the Escrow Agreement. Escrow will disburse the funds upon the recordation of the Warranty Deed in said Bureau. Buyer hereby acknowledges that Buyer has examined and approves the terms of the Escrow Agreement, and hereby assumes the benefits and obligations set forth therein. Buyer agrees to the use of Buyer's Total Purchase Price for such purposes in accordance with the Escrow Agreement, and directs Escrow to disburse such funds upon direction from Seller, Seller's lender or an otherwise qualified financially disinterested person. Seller has no obligation to pay interest to Buyer on any funds used by Seller for those purposes permitted by law.

6. Intervening Liens. Buyer represents and warrants that there are no liens, judgments and/or filings against Buyer that will attach to the Undivided Land Fraction upon recordation of the Warranty Deed. Should a title search reveal any such lien, judgment and/or filing, Seller may, at Seller's sole discretion: 1) terminate this Sales Contract without penalty or being in default of this Sales Contract; and/or 2) refuse to record the Warranty Deed executed by Buyer; and/or 3) require Buyer to remove such lien, judgment and/or filing prior to recordation of the Trust Deed should there be any intervening liens. Buyer shall be liable for any and all costs associated with the Seller's exercise of the above, including, and without limitation, attorney's fees, insurance premiums and/or other required proceedings. Buyer shall indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, actions, cause of actions, charges, demands and costs, including attorney's fees and costs, (collectively "Claims") asserted or commenced by any person against Buyer in connection with liens, judgments and/or filings against Buyer prior to recordation of the Warranty Deed and/or the Trust Deed.

7. Buyer's Approval and Acceptance of Trust Documents; Property Subjected to Trust Documents; Warranty. Buyer acknowledges receiving copies of, and having had a full opportunity to read and review, and hereby approves and accepts, the Trust Documents enumerated above in this Sales Contract. Buyer acknowledges that Buyer shall make his/her own due diligence inspection of all other documents and covenants and conditions of record and those reflected in the Warranty Deed, the Escrow Agreement, and/or updated Preliminary Title Report. It is understood and agreed that the Property is in all respects subject to said Trust Documents, any documents noted in said updated Title Report, and the encumbrances noted therein.

All Trust Documents are Revocable at the option of the Buyers collectively.

8. Development Lease(s). The Buyer will enter into a Development Lease with a Qualified Third Party Developer or Developers for the development of the Condo Town Home Project on the Land ("**Development Lease(s)**"). The Buyer shall assign its Lessor's interest in the Development Lease to the Trustee concurrent with recordation of the Deed into Trust. Any net proceeds derived from any Development Lease will be subject to the limitations in the Beneficiary Agreement and the Development Lease. It is contemplated that the Development Lease(s) for each phase or the Development Lease for the entire Condo Town Home Project shall be effective for the duration of the build-out of the phase or the Condo Town Home Project, which is estimated to be by the Estimated Completion Date. The duration of each term is subject to change. Buyer hereby agrees to execute the Limited Power of Attorney delivered concurrently herewith appointing CAPITAL ASIA GROUP MANAGEMENT PTE LTD (CAGM) as its Attorney In- Fact to execute any necessary documents in order to enter into the Joint Development Agreement/ Lease(s) and to develop,

Buyer's Initials

sell and close the Condo Town Home Project. Buyer shall not hinder, disturb or prevent the Trustee's right to lease the Land and/or to negotiate and enter into the Development Lease(s). Trustee may enter into Development Lease(s) with one or multiple developers. Any net proceeds derived from any Development Lease will, subject to the limitations set forth in the Beneficiary Agreement, be distributed pro-rata to beneficiaries in properties to the undivided percentage interests of each particular land trust.

9. Assignment of Beneficial Interest, Consent Required. Buyer shall be permitted to sell, assign the Beneficial Interest in the Trust or any New Beneficial Interest in the Land Trust only with the prior written consent of the Seller and the Trustee, which consent shall not be unreasonably withheld, in accordance with the Beneficiary Agreement. Buyer shall use the form of Assignment of Beneficial Interest contained in the Beneficiary Agreement, which requires all assignees to agree to and be subject to all of the terms and conditions of the Trust Agreement and the Beneficiary Agreement. The administrative fees and commission fees for the resale, assignment and transfer of each undivided land fraction shall have to be paid.

10. Time; Non-Waiver. Time is of the essence of this Sales Contract. No action or failure to act on the part of Seller shall constitute a waiver of any of Seller's rights or of any term or condition of this Sales Contract, nor shall such action or failure to act constitute approval of or acquiescence in any breach thereunder, except as the parties hereto shall agree in writing.

11. Notices. Notices to either party may be delivered personally or sent by fax or registered or certified mail return receipt requested, postage prepaid, or by overnight courier (i.e., FedEx) addressed to such party at set forth above (or such more recent address of which the mailing party may have notice) and shall be deemed to be given when so delivered, faxed or mailed. Delivery, fax or mailing to Capital Asia for and on behalf of Buyer shall be considered proper delivery pursuant to **Section E.** herein. Delivery, fax or mailing may also be made to any officer of a corporate party.

12. This Sales Contract is Binding on the Successors of the Parties and Buyers are Responsible Individually and Together. The terms "Buyer" and "Seller" include the persons named and their respective heirs, successors, personal representatives, administrators or permitted assigns. The singular includes the plural and vice versa and the use of any gender includes the other as common sense shall require. If this Sales Contract is signed by more than one person as Buyer, the contract obligations shall be joint and several.

13. The Laws of the State of HAWAII Governs this Sales Contract. The laws of the State of Hawaii shall govern all matters with respect to this Sales Contract, including all matters related to the formation, construction and performance of this Sales Contract.

14. Mediation; Arbitration. If any disputes and differences occurs relating to the interpretation or implementation of any of the provisions to this contract or any agreements connected to this Sale Contract, such differences, issues, disputes shall be resolved by mediation or alternatively, to arbitration in accordance with the SIAC (Singapore International Arbitration Centre) Rules, Singapore, or any statutory recodifications thereof. An award by the arbitrators, which shall not consist of more than two (2) arbitrators appointed by the parties (one from Singapore and one from the United States of America) shall be a condition precedent to any right of action arising under this Sales Contract and all the agreements connected hereto.

15. Captions. The captions of the sections of this Sales Contract are for convenience only and do not amplify or limit in any way the provisions hereof.

16. Effect of Partial Invalidity on this Sales Contract. In the event that any provision of this Sales Contract is illegal, void or unenforceable for any reason, the remaining terms of this Sales Contract shall remain in full force and effect.

17. Marketing Materials Proprietary. All marketing materials as used by Capital Asia are to be approved by Seller and shall be deemed the property of the Seller.

18. Office of Foreign Asset Control Requirements. Executive Order 13224 required all United States entities and persons to block assets and not transact business with those certain persons, entities, and countries named by the Office of Foreign Asset Control ("OFAC"). In order to check the OFAC list, Buyer must provide to Seller a government-issued photo identification card, such as a driver's license, passport or resident alien card. To the extent Buyer or any single person or entity is on any such OFAC list or publication, the transactions with Buyer contemplated under this Agreement will immediately be suspended and Buyer shall be reported, as instructed by OFAC. Buyer represents and warrants to Seller that Buyer is not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation.

The Buyer agrees to be personally liable for the filing of his/her income tax returns and the payment of any income taxes required under the Laws in the State of Hawaii in connection with the purchase herein and agrees to allow any withholding tax to be retained and paid and any taxes to be paid in relation to the disposition of the Property, Land Fractions.

19. This is the Entire Agreement; Certain Obligations to Continue. This Sales Contract and any addenda and such agreements, including Joint Development Agreement/Lease attached hereto constitute the entire agreement between the parties, as to the purchase and sale of the Undivided Land Fraction and Beneficial Interest and supersedes and cancels all prior negotiations, representations, understandings and agreements, both written and oral, of the parties hereto. No fact sheets, informational material, advertising material or other documents which purport to describe the Undivided Land Fraction or Beneficial Interest, the trust property, including, without limitation, any intended future developments and/or improvements thereon, or the Trust structure shall be valid or enforceable against Seller unless prior written consent by Seller is received, and no variations of this Sales Contract shall be valid or enforceable unless approved by the parties in writing. The provisions of this Sales Contract shall survive the execution and delivery of any assignment of the Beneficial Interest to any assignee.

20. Facsimile Documents. The parties agree to accept facsimile executed documents as if they were originally signed documents.

21. Counterparts. This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

BUYER'S ACKNOWLEDGEMENT:

BUYER ACKNOWLEDGES HAVING READ THIS ENTIRE SALES CONTRACT AND THE TRUST DOCUMENTS IN FULL AND IS AWARE OF AND ACCEPTS THE TERMS, CONDITIONS AND LIMITATIONS AND DISCLAIMERS DESCRIBED HEREIN AND ACKNOWLEDGES THAT THIS ENTIRE SALES CONTRACT AND TRUST DOCUMENTS TOGETHER WITH ANY EXHIBITS AGREEMENTS ATTACHED TO ALL SUCH DOCUMENTS AND ALL OTHER JOINT VENTURE AGREEMENT/LEASE, IF ANY, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES.

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SATISFACTION OF DUE DILIGENCE

BY EXECUTION OF THIS AGREEMENT, THE BUYER DECLARES, WARRANTS AND REPRESENTS THAT AS AT THE DATE OF THIS AGREEMENT, THE BUYER IS SATISFIED WITH THE PROPERTY, INCLUDING BUT NOT THE LIMITED TO ITS PHYSICAL CONDITION, ITS DEVELOPMENT VIABILITY, THE DOCUMENTS, THE TITLE COMMITMENT, THE PRO FORMA TITLE, THE POLICIES OF INSURANCE, THE SURVEYS AND EXHIBITS HEREUNDER AND SHALL PROCEED UNCONDITIONALLY WITH THE CLOSING.

THE BUYER SHALL BEAR ITS OWN COSTS FOR ANY INDEPENDENT LEGAL ADVICE OR PROFESSIONAL SERVICES OR ADVICE AS HE/SHE MAY REQUIRE FOR ANY REASONS THEREOF.

SUB-DIVISION REGISTRATION; FINAL ORDER OF REGISTRATION.

Seller has obtained a Final Order of Registration ("**Final Order of Registration**") issued by the Director (the "**Director**") of the Department of Commerce and Consumer Affairs of the State of Hawaii (the "**Department**") as Registration No. S-1178 registering the Land ("**Interests**") with the Department pursuant to the Uniform Land Sales Practices Act, Chapter 484, Hawaii Revised Statutes, and the rules and regulations promulgated thereunder. REGISTRATION DOES NOT MEAN APPROVAL OR DISAPPROVAL BY THE DIRECTOR OR THE DEPARTMENT OF THE SUB-DIVISION OR THE LAND OR THE OFFERING BEING MADE TO BUYER.

This Sales Contract shall be a fully binding contract if Seller has accepted this Sales Contract by way of execution of this Sales Contract. Buyer shall have the non-waivable right, until midnight of the seventh (7th) calendar day after signing this Sales Contract, to cancel this Sales Contract and to receive a refund of all deposits made by Buyer by notifying Seller in any manner of Buyer's intention to so cancel this Sales Contract. If Buyer fails to notify Seller of its intention to so cancel this Sales Contract by midnight of the seventh (7th) calendar day after signing it, said right to cancel shall be deemed to have expired. Attached hereto as **Exhibit "1"** are the following instruments regarding Buyer's rescission rights under Hawaii Revised Statutes, Chapter 484: (i) a Cancellation Notice form, (ii) a Buyer's Cancellation form and (iii) a Receipt form by which Buyer shall acknowledge receipt of the written notice of this rescission right. After execution by Buyer, the Receipt shall be deposited with Escrow. If the Buyer desires to cancel this Sales Contract, Buyer shall so notify Seller at the address noted above within the prescribed seven-day period. If Buyer shall fail to so notify Seller, Buyer shall be deemed to have waived Buyer's right to cancel under this paragraph. YOU HAVE THE OPTION TO CANCEL YOUR SALES CONTRACT BY NOTICE TO THE SELLER UNTIL MIDNIGHT OF THE SEVENTH DAY FOLLOWING THE SIGNING OF THE SALES CONTRACT."

BUYER'S APPROVAL AND ACCEPTANCE OF TRUST DOCUMENTS;

Property Subject to Trust Documents; Warranty. Buyer acknowledges receiving copies of, and having had a full opportunity to read and review, and now approves and accepts the Trust Documents enumerated above. Buyer acknowledges that Buyer shall make his/her own due diligence inspection of all other documents and covenants and conditions of record and those reflected in the Warranty Deed, the Escrow Agreement, and/or updated Preliminary Title Report. It is understood and agreed that the Trust Property is in all respects subject to, limited and/or restricted by said Trust Documents, any documents noted in the updated title report, and the encumbrances noted therein. Seller reserves the right to modify the Trust Documents and Buyer authorizes Seller to make, and Buyer hereby specifically pre-approves, all changes to said Trust Documents:

Buyer's Initials

a) As may be required by law, any title insurance company, any institutional lender or any governmental agency; or

b) Prior to the conveyance of the Undivided Land Fraction to Buyer, as the Seller deems necessary; provided that if any such modification shall, without Buyer's consent, substantially change the percentage of the Undivided Land Fraction; then Buyer may demand a refund. Seller further reserves the right to make minor changes that may, in the sole opinion of Seller, improve the Land, but no changes shall be made which substantially, materially and adversely affects the physical location, size or design of the Land or the Undivided Land Fraction covered hereby not otherwise described in the Trust Documents, without the prior consent of Buyer. Seller disclaims any express or implied warranty of any kind whatsoever with respect to the Land, including, without limitation, fitness for a particular use, to the fullest extent allowed under applicable law.

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EXHIBIT "A"

THE VILLAGES OF AINA LE'A

Map Identifying Location of Undivided Land Fraction No(s).

UNDER PROJECT 1: LOT D-1-B

THE VILLAGES OF AINA LE'A – SITE PLAN


QUEEN
KAAHUMANU
HIGHWAY

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MY DOC

EXHIBIT "A"

THE VILLAGES OF AINA LE'A
INITIAL CONCEPTUAL MASTER PLAN – 20TH July 2009



CONCEPTUAL MASTER PLAN
Aina Lea Village

Land Use Summary

Land Use	Proposed Approx. Acreage	Proposed Approx. Units	Gross Floor Area
Single Family (SF)	± 255	± 750	
Multi-Family (MF)	± 165	± 1,017	
Mixed Use (MU)	± 25	± 125	± 80,000 sf
Affordable / Workforce Housing (AWH)	± 46	± 500	-
Commercial Village (C)	± 36	-	± 340,000 sf
Golf Course (GC)	± 250	-	-
Golf Course Club House	± 4	-	-
Highway Buffer	± 234	-	-
Parks / Open Space	± 37	-	-
Major Roadways	± 40	-	-
Total :	± 1,092	± 2,462	± 420,000 sf

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MY DOC

EXHIBIT "A"

THE VILLAGES OF AINA LE'A
SITE MAP FOR TOWNHOUSES



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MY DOC.

EXHIBIT "1"

CANCELLATION NOTICE

You may cancel, without penalty, your binding Aina Le'a Sales Contract ("Sales Contract") to purchase an Undivided Land Fraction in the Aina Le'a subdivision within seven (7) days after signing the Sales Contract. If you decide to cancel the Sales Contract as set forth above, you have a right to a refund of all sums deposited by you. If, however, you fail to notify the seller of your desire to cancel the Sales Contract within the applicable seven-day period described above, you will be deemed to have waived your right of cancellation. While you may communicate your election to exercise this right to cancel in any manner you desire, you may do so by delivering the Buyer's Cancellation form below, fully filled out, to the Seller at the following address:

AINA LE'A, LLC
P. O. Box 383129
Waikoloa, Hawaii 96738

* This cancellation notice may be replaced by another notice in the future and, if it is, the later notice will govern.

AINA LE'A, LLC

BUYER'S CANCELLATION

Name of Subdivision: AINA LE'A
Waikoloa, Hawaii

Undivided Land Fraction No(s). #61-335-01/ #61-335-02

Effective Date: ____________________

I/We wish to cancel our Aina Le'a Sales Contract dated ____________________, to purchase the indicated Undivided Land Fraction(s) in the above-named subdivision.

____________________ Date: ____________________
CHOONG HONG KIM

RECEIPT

By signing this receipt, you acknowledge that you have received the foregoing Cancellation Notice relating to your right to rescind the Aina Le'a Sales Contract dated ____________________ covering Undivided Land Fraction(s) #61-335-01/ #61-335-02, of the Aina Le'a subdivision.
RECEIVED BY:

[signature] <= Please Sign
CHOONG HONG KIM

Address: 17B LORONG BUNGA MATAHARI 1B, TAMANA MAJU JAYA, FASA 3, CHERAS, 56100 KUALA LUMPUR, MALAYSIA

Date: 28 FEB 2012

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